UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 6, 2017, Post Holdings, Inc. (the “Company”) announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $1,500.0 million in aggregate principal amount of senior notes due 2025 and senior notes due 2027 (the “Offering”). The Company also announced it intends to use the net proceeds of the Offering to redeem its 6.75% senior notes due 2021 and its 7.375% senior notes due 2022.

This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell any of the senior notes. This Current Report on Form 8-K does not constitute a notice of redemption with respect to any of the Company’s senior notes.  Such notice, if any, will be given in accordance with the terms of the applicable indenture.
A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 6, 2017

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